Exhibit 10.1

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of March 31, 2022, by and among National Bank Holdings Corporation, a Delaware corporation (“Purchaser”), and the undersigned shareholders (each a “Shareholder” and collectively, the “Shareholders”) of Bancshares of Jackson Hole, Incorporated, a Wyoming corporation (“Company”).

RECITALS

WHEREAS, concurrently with the execution of this Agreement, Purchaser and Company are entering into an Agreement and Plan of Merger of even date herewith (as it may be amended from time to time, the “Merger Agreement”), pursuant to which, among other things, (i) Company will merge with and into Purchaser (the “Merger”) and (ii) except as otherwise provided in the Merger Agreement, each outstanding share of the common stock of Company (the “Company Common Stock”) will be converted into the right to receive the consideration set forth in the Merger Agreement;

WHEREAS, as of the date hereof, each Shareholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of such number of shares of Company Common Stock and, as applicable, options to purchase such number of shares of Company Common Stock, as is indicated on the signature page of this Agreement; and

WHEREAS, as a condition and inducement to Purchaser and Company to enter into the Merger Agreement, the Shareholders (in the Shareholders’ capacity as such) are hereby agreeing to vote the Shares as described herein and to take such other actions as provided for herein.

NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound, the parties hereto agree as follows:

1.Certain Definitions. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:
a.“Expiration Date” shall mean the earliest to occur of (i) such date and time as the Merger Agreement shall have been terminated pursuant to Article VIII thereof, (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, or (iii) the date of any material modification, waiver or amendment of the Merger Agreement that affects adversely the consideration payable to the shareholders of Company pursuant to the Merger Agreement as provided to the Shareholder on the date hereof.

b.“Shares” shall mean (i) all securities of Company (including all shares of Company Common Stock and, to the extent transferable by their terms, all options, warrants and other rights to acquire shares of Company Common Stock) owned by the Shareholders as of the date hereof, and (ii) all additional securities of Company (including all additional shares of Company Common Stock and, to the extent transferable by their terms, all additional options, warrants and other rights to acquire shares of Company Common Stock) of which the Shareholders acquire ownership during the period from the date of this Agreement through the Expiration Date (including by way of stock dividend or distribution, split-up, recapitalization, combination, exchange of shares and the like).
c.“Transfer.” A Person shall be deemed to have effected a “Transfer” of a Share if such person directly or indirectly (i) sells, pledges, encumbers, assigns, grants an option with respect to, transfers or disposes of such Share or any interest in such Share, or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, assignment of, grant of an option with respect to, transfer of or disposition of such Share or any interest therein.
2.Transfer of Shares.  Except as expressly permitted by this Agreement, until the Expiration Date, no Shareholder shall directly or indirectly: (i) cause or permit any Transfer of any of the Shares of which such Shareholder is the beneficial owner (x) unless each Person to which any of such Shares, or any interest in any of such Shares, is or may be transferred shall have: (A) executed a counterpart of this Agreement and (B) agreed in writing to hold such Shares (or interest in such Shares) subject to all of the terms and provisions of this Agreement, or (y) except by will or by operation of law, in which case this Agreement will bind the transferee; (ii) grant any proxies or powers of attorney, other than consistent with the terms of Section 3, or deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (iii) take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling such Shareholder from performing any of such Shareholder's obligations under this Agreement.
3.Agreement to Vote Shares.
a.Until the Expiration Date, each Shareholder agrees that, at every meeting of the shareholders of Company called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the shareholders of Company, such Shareholder (in such Shareholder’s capacity as such) shall, or shall cause the holder of record on any applicable record date to, vote the Shares for which it is entitled to vote at such meeting or by such written consent:
(i)in favor of the adoption of the Merger Agreement, and in favor of each of the other actions contemplated by the Merger Agreement;
(ii)against approval of any proposal made in opposition to, or in competition with, the Merger or any other transactions contemplated by the Merger Agreement; and

(iii)against any of the following actions (other than those actions that relate to the Merger and any other transactions between the Purchaser and the Company as contemplated by the Merger Agreement):  (A) any merger, consolidation, business combination, sale of assets, or reorganization of Company or any subsidiary of Company, (B) any sale, lease or transfer of any significant part of the assets of Company or any subsidiary of Company, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of Company or any subsidiary of Company, (D) any material change in the capitalization of Company or any subsidiary of Company, or the corporate structure of Company or any subsidiary of Company, or (E) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any other transactions between the Purchaser and the Company as contemplated by the Merger Agreement.
b.In the event that a meeting of the shareholders of Company is held, each Shareholder shall, or shall cause the holder of record of the Shares on any applicable record date to, appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum.
c.No Shareholder shall enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of this Section 3.
d.Except as expressly set forth in this Section 3, each Shareholder shall retain at all times the right to vote such Shareholder’s Shares in such Shareholder’s sole discretion and without any other limitation on matters that are at any time or from time to time presented for consideration to Company’s shareholders.
4.Volume Restrictions. Following the Effective Time and until the date that is six (6) months after the Effective Time, on any given day, each Shareholder, together with the other Shareholders, collectively may not, directly or indirectly, sell, dispose of, pledge, or otherwise transfer to a third party shares of Purchaser Common Stock representing the Stock Consideration in an amount greater than twenty percent (20%) of the average daily trading volume of the Purchaser Common Stock, as reported by the NYSE, for the twenty (20) trading day period immediately preceding such day.  Any such transfer or attempted transfer of Purchaser Common Stock in violation of this Section 4 shall, to the fullest extent permitted by law, be null and void ab initio, and Purchaser shall not, and shall instruct its transfer agent and other third parties not to, record or recognize any such purported transaction on the share register of Purchaser.
5.Agreement Not to Exercise Appraisal Rights.  Until the Expiration Date, each Shareholder hereby waives and agrees not to exercise or assert any dissenters’ or appraisal rights (including, without limitation, under Section 1301 et. seq. of the WBCA) to demand payment for any Shares that may arise with respect to the Merger.

6.Grant of Irrevocable Proxy; Appointment of Proxy.
a.SHAREHOLDER HEREBY GRANTS TO, AND APPOINTS, PURCHASER AND ANY DESIGNEE OF PURCHASER, EACH OF THEM INDIVIDUALLY, SUCH SHAREHOLDER’S IRREVOCABLE (UNTIL THE TERMINATION OF THIS AGREEMENT) PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE THE SHARES SOLELY AS INDICATED IN SECTION 3(a). SHAREHOLDER INTENDS THIS PROXY TO BE IRREVOCABLE (UNTIL THE TERMINATION OF THIS AGREEMENT) AND COUPLED WITH AN INTEREST AND WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY SUCH SHAREHOLDER WITH RESPECT TO THE SHARES (SUCH SHAREHOLDER REPRESENTING TO PURCHASER THAT ANY SUCH PROXY IS NOT IRREVOCABLE).
b.The proxy granted in this Section 6 shall automatically expire on the Expiration Date.

7.Directors and Officers.  Notwithstanding any provision of this Agreement to the contrary, none of the Shareholders make any agreement pursuant to this Agreement or otherwise in such Shareholder’s capacity as a director or officer of Company and nothing in this Agreement shall (or require the Shareholders to attempt to) (a) limit or restrict any Shareholder who is a director or officer of Company or any subsidiary of Company from acting in such capacity as a director or officer or voting in such person’s sole discretion in such capacity as a director or officer on any matter (it being understood that this Agreement shall apply to each Shareholder solely in such Shareholder’s capacity as a shareholder of Company), or (b) be construed to prohibit, limit or restrict such Shareholder from exercising such Shareholder’s fiduciary duties as an officer or director to Company or its shareholders.
8.No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in Purchaser any direct or indirect ownership or incidence of ownership of or with respect to any Shares.  All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Shareholders, and Purchaser shall not have any authority to direct the Shareholders in the voting of any of the Shares, except as otherwise provided herein.
9.Representations and Warranties of the Shareholder.  Each Shareholder hereby represents and warrants to Purchaser as follows:
a.Power; Binding Agreement.  Such Shareholder has full power and authority to execute and deliver this Agreement, to perform such Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby.  The execution, delivery and performance by such Shareholder of this Agreement, the performance by such Shareholder of its, his or her obligations hereunder and the consummation by such Shareholder of the transactions contemplated hereby have been duly and validly authorized by such Shareholder and no other actions or proceedings on the part of  such Shareholder is necessary to authorize the execution and delivery by it, him or her of this Agreement, the performance by such Shareholder of its, his or her obligations hereunder or the consummation by such Shareholder of the transactions contemplated hereby.  This Agreement has been duly executed and delivered by Shareholder and constitutes the valid and binding obligation of Shareholder, enforceable against such Shareholder in accordance with its terms.
b.No Conflicts.  Except as set forth in the Merger Agreement, no filing with, and no permit, authorization, consent, or approval of, any Governmental Authority is necessary for the execution by the Shareholder of this Agreement, the performance by the Shareholder of such Shareholder’s obligations hereunder and the consummation by the Shareholder of the transactions contemplated hereby.  None of the execution and delivery by the Shareholder of this Agreement, the performance by the Shareholder of such Shareholder’s obligations hereunder or the consummation by the Shareholder of the transactions contemplated hereby will (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement, or other instrument or obligation of any kind to which such Shareholder is a party or by which the Shareholder or any of the Shareholder’s properties or assets may be bound, or (ii) violate any order, writ, injunction, decree, judgment, order, statute, rule, or regulation applicable to the Shareholder or any of the Shareholder’s properties or assets.
c.Absence of Litigation.  As of the date hereof, there is no suit, action, investigation or proceeding pending or, to the knowledge of such Shareholder, threatened against or affecting the Shareholder that could reasonably be expected to materially impair the ability of the Shareholder to perform its, his or her obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.
d.Ownership of Shares.  Shareholder (i) is the beneficial owner of, and has good and valid title to, the shares of Company Common Stock indicated on the signature page of this Agreement, all of which are free and clear of any Liens (except any Liens arising under securities laws or arising hereunder), (ii) is the owner of options that are exercisable for the number of shares of Company Common Stock indicated on the signature page of this Agreement, all of which options and shares of Company Common Stock issuable upon the exercise of such options are free and clear of any Liens (except any Liens arising under securities laws or arising hereunder), and (iii) does not own, beneficially or otherwise, any securities of Company other than the shares of Company Common Stock, options to purchase shares of Company Common Stock, and shares of Company Common Stock issuable upon the exercise of such options indicated on the signature page of this Agreement.

e.Voting Power.  Except as noted on Schedule I attached hereto, such Shareholder has and will have sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth herein, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Shareholder’s Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.  There are no proxies, voting trusts or understandings to or by which such Shareholder is a party or bound or that expressly requires that any of such Shareholder’s Shares be voted in a specific manner other than as provided in this Agreement or that provide for any right on the part of any other person other than Shareholder to vote such Shares.  Notwithstanding anything in this Agreement to the contrary, nothing herein shall require the Shareholder to exercise any option to purchase shares of Company Common Stock.
f.Information.  None of the information, if any, relating to the Shareholder provided in writing by or on behalf of the Shareholder for inclusion in documents filed by Purchaser with the Securities and Exchange Commission (the “SEC”) will, at the respective times such information is sent or given to Purchaser or Company, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Shareholder agrees to promptly notify Purchaser of any required corrections with respect to any such information.
g.No Finder’s Fees.  No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with this Agreement based upon arrangements made by or on behalf of such Shareholder.
h.Reliance by Purchaser and Company.  Such Shareholder understands and acknowledges that Purchaser and Company are entering into the Merger Agreement in reliance upon the Shareholder’s execution and delivery of this Agreement.
10.Representations and Warranties of Purchaser.  Purchaser represents and warrants to the Shareholder as follows:
a.Power; Binding Agreement. Purchaser has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, except as set forth in the Merger Agreement, to consummate the transactions contemplated hereby. The execution, delivery and performance by Purchaser of this Agreement, the performance of its obligations hereunder and the consummation by Purchaser of the transactions contemplated hereby have been duly and validly authorized by Purchaser and no other actions or proceedings on  its, his or her part is necessary to authorize the execution and delivery of this Agreement, or, except as set forth in the Merger Agreement, the performance of its obligations hereunder and the consummation by Purchaser of the transactions contemplated hereby.  This Agreement has been duly executed and delivered by Purchaser and constitutes its valid and binding obligation, enforceable against it in accordance with its terms.
b.No Conflicts.  Except as set forth in the Merger Agreement, no filing with, and no permit, authorization, consent, or approval of, any Governmental Authority is necessary for the execution by Purchaser of this Agreement, the performance by Purchaser of its obligations hereunder and the consummation by Purchaser of the transactions contemplated hereby.  None of the execution and delivery by Purchaser of this Agreement, the performance of its obligations hereunder or the consummation by Purchaser of the transactions contemplated hereby will (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement, or other instrument or obligation of any kind to which it is a party or by which it or any of its properties or assets may be bound, or (ii) violate any order, writ, injunction, decree, judgment, order, statute, rule, or regulation applicable to it or any of its properties or assets.
11.Certain Restrictions.  No Shareholder shall, directly or indirectly, take any action that would make any representation or warranty of the Shareholder contained herein untrue or incorrect.
12.Disclosure.  Subject to reasonable prior notice and approval (which shall not be unreasonably withheld, conditioned or delayed), each Shareholder hereby authorizes Purchaser to publish and disclose such Shareholder’s identity, ownership of Shares and the nature of such Shareholder’s commitments, arrangements and understandings under this Agreement in any documents and schedules filed with the SEC and any press release or other disclosure document that Purchaser determines to be necessary or desirable in connection with the Merger and any transactions related to the Merger.
13.Further Assurances.  Subject to the terms and conditions of this Agreement, each Shareholder shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill such Shareholder’s obligations under this Agreement.
14.Legending of Shares.  If so requested by Purchaser, each Shareholder agrees that the Shares shall bear a legend stating that they are subject to this Agreement.  Upon the termination of this Agreement, Purchaser agrees to remove or cause to be removed in a prompt manner any such legends arising out of or related to this Agreement.
15.Termination.  This Agreement shall terminate and shall have no further force or effect as of the Expiration Date, except that the obligations under Section 4 will survive until the six month anniversary of the Effective Time.  Notwithstanding the foregoing, nothing set forth in this Section 15 or elsewhere in this Agreement shall relieve either party hereto from liability, or otherwise limit the liability of either party hereto, for any willful breach of this Agreement prior to its expiration.

16.Miscellaneous.
a.Validity.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which will remain in full force and effect.  In the event any Governmental Authority of competent jurisdiction holds any provision of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith and execute and deliver an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision.
b.Binding Effect and Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without the prior written consent of the others.
c.Amendments; Waiver.  This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.
d.Specific Performance; Injunctive Relief.  The parties hereto acknowledge that Purchaser shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of the Shareholders set forth herein.  Therefore, it is agreed that, in addition to any other remedies that may be available to Purchaser upon any such violation, Purchaser shall be entitled to seek injunctive relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof. Shareholder further agrees that neither Purchaser nor any other person or entity shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this paragraph, and Shareholder irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.
e.Notices.  All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

If to Purchaser, to:

National Bank Holdings Corporation

7800 East Orchard, Suite 300

Greenwood Village, Colorado 80111

Attention: Angela Petrucci

Email: angela.petrucci@nbhbank.com

with a copy (which shall not constitute notice) to:

Squire Patton Boggs (US) LLP

201 E. Fourth St., Suite 1900

Cincinnati, Ohio 45202

Attention: James J. Barresi

Email: james.barresi@squirepb.com

If to the Shareholder:

To the respective addresses and email addresses shown on the signature pages for each Shareholder.

f.No Waiver.  The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect of this Agreement at law or in equity, or to insist upon compliance by any other party with its obligation under this Agreement, and any custom or practice of the parties at variance with the terms of this Agreement, shall not constitute a waiver by such party of such party’s right to exercise any such or other right, power or remedy or to demand such compliance.
g.No Third Party Beneficiaries.  Except for the reliance acknowledged in Section 9(h) hereof, this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.
h.Governing Law.  This Agreement shall be governed by the laws of the State of Delaware, without reference to any provision that would require the application of the laws of another jurisdiction.
i.Submission to Jurisdiction.  All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in the United States District Court and any Delaware state court sitting in the state of Delaware.  The parties hereto hereby (i) submit to the exclusive jurisdiction of the above-named courts for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.
j.Rules of Construction.  The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

k.Entire Agreement.  This Agreement contains the entire understanding of the parties hereto in respect of the subject matter hereof, and supersedes all prior negotiations, agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.
l.Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party hereto.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to give effect to the original intent of the parties hereto as closely as possible in a mutually acceptable manner.
m.Interpretation.  Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.”  The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.
n.Counterparts.  This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.
o.Shareholder Obligations.  The obligations of the Shareholders under this Agreement shall be several and not joint, and no Shareholder will be responsible in any way for the performance of the obligations of any other Shareholder under this Agreement.

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IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed by its duly authorized officer to be effective as of the date first above written.

Purchaser:

National Bank Holdings Corporation

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

SHAREHOLDER:

By:

Name:

Title:

Shares beneficially owned:

__________ shares of Company

Address:

Email: ____________________